Exhibit 99.1

PhenixFIN Corporation Announces September 30, 2021 Financial Results

New York, NY, December 20, 2021 -- PhenixFIN Corporation (NASDAQ: PFX) (the “Company”), a publicly traded business development company, today announced its financial results for the fiscal fourth quarter and fiscal year ended September 30, 2021.

Fourth Quarter Highlights

●	Total investment income of $4.4 million; net investment income of $1.1 million

●	$69.4 million in cash and cash equivalents on September 30, 2021

●	Net asset value of $143.7 million, or $57.08 per share as of September 30, 2021 vs. $55.30 per share as of September 30, 2020

●	141,700 shares repurchased for an aggregate purchase price of $5.9 million during the fourth quarter

●	Launched FlexFIN, LLC, an asset-based lending business engaged in the gem and jewelry industry.

Subsequent Event

●	On November 15, 2021, PhenixFIN issued $57.5 million in aggregate principal amount of 5.25% unsecured notes due 2028 (NASDAQ: PFXNZ)

David Lorber, Chief Executive Officer of the Company, stated:

“In our first three quarters as being an internally managed BDC we have made appreciable progress on repositioning the portfolio as we continue to be focused on optimizing the long-term value of PhenixFIN.”

Since January 1, 2021 we have monetized 13 positions and deployed capital into 16 new investments.

During the fourth quarter, we launched FlexFIN, LLC, a partnership with Kwiat & Fred Leighton to provide alternative financing to the gem and jewelry industry. The partnership is intended to leverage Kwiat’s rich 115-year history and network within the gem and jewelry industry. We believe this new business affords us the opportunity to generate higher-yielding, risk adjusted returns within the multi-billion-dollar jewelry industry.

In addition, as of September 30, 2021, the Company had a net capital loss carryforward of $490 million. “We are focused on implementing strategies seeking to increase our NAV and optimize the value of our tax attributes,” added Mr. Lorber.

On January 11, 2021, the Company announced that the Board of Directors approved a share repurchase program authorizing up to $15 million in share repurchases. Under the share repurchase program, the Company is authorized to repurchase from time to time its common stock in open market or other transactions, subject to applicable regulatory requirements. Under this program, 206,488 shares were repurchased through September 30, 2021 at a weighted average share price of $39.73/share.

Selected Fourth Quarter 2021 Financial Results

For the quarter ended September 30, 2021, investment income totaled $4.4 million, of which $2.4 million was attributable to portfolio interest and dividend income and $1.9 million was attributable to fee income.

For the quarter ended September 30, 2021, total net expenses were $3.3 million and total net investment income was $1.1 million

For the quarter ended September 30, 2021, the Company recorded a net realized gain of $4.0 million and net change in unrealized depreciation of $12.1 million.

Portfolio and Investment Activities

As of September 30, 2021, the fair value of the Company’s investment portfolio totaled $151.6 million and consisted of 42 portfolio companies.

As of September 30, 2021, the Company had 9 portfolio company investments on non-accrual status with a fair market value of $13.9 million.

Liquidity and Capital Resources

At September 30, 2021, the Company had $69.4 million in cash and $77.8 million outstanding in aggregate principal amount of 6.125% unsecured notes due 2023.

ABOUT PHENIXFIN CORPORATION

 PhenixFIN Corporation is a non-diversified, internally managed closed-end management investment company incorporated in Delaware that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. We completed our initial public offering and commenced operations on January 20, 2011. The Company has elected, and intends to qualify annually, to be treated, for U.S. federal income tax purposes, as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. Effective January 1, 2021, the Company operates under an internalized management structure.

 Safe Harbor Statement and Other Disclosures

This press release contains “forward-looking” statements. Such forward-looking statements reflect current views with respect to future events and financial performance, and the Company may make related oral forward-looking statements on or following the date hereof. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, including among other things, PhenixFIN’s ability to deliver value to shareholders, implement its investment objective, capitalize on investment opportunities, optimize its tax attributes, develop FlexFIN into a successful business and perform well and operate effectively under an internalized management structure, and other factors that are enumerated in the Company’s periodic filings with the Securities and Exchange Commission. PhenixFIN Corporation disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release.

The press release contains unaudited financial results. For ease of review, we have excluded the word “approximately” when rounding the results. This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell shares of PhenixFIN Corporation’s common stock. There can be no assurance that PhenixFIN Corporation will achieve its investment objective.

For PhenixFIN investor relations, please call 212-859-0390. For media inquiries, please contact info@phenixfc.com.

PHENIXFIN CORPORATION
Consolidated Statements of Assets and Liabilities

	September 30, 2021	September 30, 2020
Assets:
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $92,214,167 and $117,360,954, respectively)	$84,152,678	$114,321,948
Affiliated investments (amortized cost of $75,963,427 and $92,898,755, respectively)	57,595,245	84,873,023
Controlled investments (amortized cost of $39,490,097 and $117,874,821, respectively)	9,891,860	47,548,578
Total Investments at fair value	151,639,783	246,743,549
Cash and cash equivalents	69,433,256	56,522,148
Receivables:
Fees receivable	1,872,700	119,028
Interest receivable	371,576	624,524
Paydown receivable	292,015	-
Dividends receivable	81,211	-
Other assets	1,401,746	2,093,559
Total Assets	$225,092,287	$306,102,808

Liabilities:
Notes payable (net of debt issuance costs of $412,795 and $905,624, respectively)	$77,434,005	$150,960,662
Due to broker	1,586,000	-
Accounts payable and accrued expenses	1,416,524	2,108,225
Due to affiliates	280,323	53,083
Administrator expenses payable	67,920	156,965
Management and incentive fees payable	-	1,392,022
Interest and fees payable	-	801,805
Deferred revenue	-	10,529
Other liabilities	613,534	-
Total Liabilities	81,398,306	155,483,291

Commitments and Contingencies

Net Assets:
Common Shares, $0.001 par value; 5,000,000 shares authorized; 2,723,709 shares issued; 2,517,221 and 2,723,709 common shares outstanding, respectively	2,517	2,724
Capital in excess of par value	688,866,642	672,381,617
Total distributable earnings (loss)	(545,175,178)	(521,764,824)
Total Net Assets	143,693,981	150,619,517
Total Liabilities and Net Assets	$225,092,287	$306,102,808

Net Asset Value Per Common Share	$57.08	$55.30

PHENIXFIN CORPORATION
Consolidated Statements of Operations

	For the Years Ended September 30
	2021	2020	2019
Interest Income:
Interest from investments
Non-controlled, non-affiliated investments:
Cash	$5,974,807	$9,137,394	$25,368,027
Payment in-kind	609,964	863,744	1,755,260
Affiliated investments:
Cash	1,099,809	1,182,294	2,197,555
Payment in-kind	327,804	2,425,557	2,604,279
Controlled investments:
Cash	75,000	84,505	337,956
Payment in-kind	-	500,767	2,800,890
Total interest income	8,087,384	14,194,261	35,063,967
Dividend income	21,564,348	6,256,250	8,218,480
Interest from cash and cash equivalents	10,402	378,077	712,017
Fee income	2,566,519	692,988	2,304,287
Other income	78,204	-	-
Total Investment Income	32,306,857	21,521,576	46,298,751

Expenses:
Base management fees	1,146,403	6,358,750	11,189,646
Interest and financing expenses	5,800,100	14,935,017	24,049,485
General and administrative expenses	1,012,147	3,285,259	7,398,534
Salaries and benefits	1,993,277	-	-
Administrator expenses	612,983	2,226,831	3,323,989
Insurance expenses	1,619,536	1,463,391	623,064
Directors fees	1,039,717	1,451,077	1,258,378
Professional fees, net	559,975	(4,768,050)	19,323,082
Expenses before expense support reimbursement and management and incentive fee waivers	13,784,138	24,952,275	67,166,178
Expense support reimbursement	-	(710,294)	-
Total expenses net of expense support reimbursement and management and incentive fee waivers	13,784,138	24,241,981	67,166,178
Net Investment Income	18,522,719	(2,720,405)	(20,867,427)

Realized and unrealized gains (losses) on investments
Net realized gains (losses):
Non-controlled, non-affiliated investments	7,747,672	(9,973,416)	(24,762,224)
Affiliated investments	(10,088,405)	(928,990)	(7,670,970)
Controlled investments	(40,144,795)	(39,076,425)	(79,739,742)
Total net realized gains (losses)	(42,485,528)	(49,978,831)	(112,172,936)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	(5,022,484)	9,898,237	20,727,499
Affiliated investments	(10,342,450)	2,648,353	(6,864,255)
Controlled investments	40,728,006	(23,178,993)	24,634,707
Total net change in unrealized gains (losses)	25,363,072	(10,632,403)	38,497,951
Loss on extinguishment of debt	(122,355)	(2,481,374)	(2,032,655)
Total realized and unrealized gains (losses)	(17,244,811)	(63,092,608)	(75,707,640)

Net Increase (Decrease) in Net Assets Resulting from Operations	$1,277,908	$(65,813,013)	$(96,575,067)

Weighted Average Basic and diluted earnings per common share	$0.48	$(24.16)	$(35.46)
Weighted Average Basic and diluted net investment income (loss) per common share	$6.92	$(1.00)	$(7.66)
Weighted Average Common Shares Outstanding - Basic and Diluted	2,677,891	2,723,709	2,723,709
Dividends Declared per Common Share	$-	$-	$3.00

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